EXHIBIT A

THE BEAR STEARNS COMPANIES INC.
NON-EMPLOYEE DIRECTORS’ STOCK
OPTION AND STOCK UNIT PLAN

As amended and restated effective January 8, 2002

        1. Purpose. The purpose of The Bear Stearns Companies Inc. Non-Employee Directors’ Stock Option and Stock Unit Plan (the “Plan”) is to secure for The Bear Stearns Companies Inc. and its successors and assigns (the “Company”) and its stockholders the benefits of the incentive inherent in holding an equity interest in the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), by the members of the Board of Directors (the “Board”) of the Company who are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”). It is expected that such ownership will provide such Non-Employee Directors with a more direct stake in the future welfare of the Company and encourage them to remain directors of the Company. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

        Pursuant to the Plan, such Non-Employee Directors will be offered the opportunity to acquire Common Stock through the grant of options and will receive Common Stock upon the vesting of restricted stock units. Non-Employee Directors will also have the opportunity to receive Common Stock or options in lieu of a portion of the annual cash retainer otherwise payable to them by the Company.

        2. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreements (“Agreements”) embodying grants of stock options (“Options”) and restricted stock units (“Units”) (collectively, “Awards”) made under the Plan. Subject to the provisions of the Plan, the Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Corporation to execute and deliver documents on behalf of the Board and to perform administrative functions under the Plan. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

        3. Shares Subject to Grants.

                 3.1 Number of Shares. Subject to the provisions of Paragraph 15, the number of shares of Common Stock subject at any one time to Awards granted under the Plan, plus the number of shares of Common Stock theretofore issued or delivered pursuant to the exercise of Options or the vesting of Units, or in lieu of payment of annual cash retainers, shall not exceed 300,000 shares. If and to the extent that Options terminate, expire or are cancelled without having been exercised, or Units are forfeited, the shares of Common Stock covered by such terminated, expired or cancelled Options or forfeited Units shall again be available for issuance or delivery under the Plan, or for the grant of new Awards under the Plan; provided, that the granting and terms of such new Awards shall in all respects comply with the provisions of the Plan.

                 3.2 Character of Shares. Shares of Common Stock delivered under the Plan may be authorized and unissued Common Stock, issued Common Stock held in the Company’s treasury, or both.

                 3.3 Reservation of Shares. There shall be reserved at all times for sale or issuance under the Plan a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in the Company’s treasury, or both) equal to the maximum number of shares set forth in Paragraph 3.1 (less any shares that have been issued pursuant to Awards granted hereunder or in lieu of payment of annual cash retainers).

        4. Eligibility. Each Non-Employee Director shall be eligible to receive grants of Awards in accordance with the further provisions of the Plan. All Awards granted under the Plan shall be evidenced by an Agreement in such form as the Board shall prescribe from time to time in accordance with the Plan, which Agreement shall include the applicable provisions contained in Paragraphs 6, 7, 8, 9, 11 and 14, as well as such other provisions (not inconsistent with the terms of the Plan) as the Board shall deem appropriate.

        5. Grant of Options. Options shall be granted in the following amounts and on the following dates:

                 5.1 Option Grants to Non-Employee Directors at Initial Effective Date of Plan. An Option to purchase 3,000 shares of Common Stock, subject to adjustment as provided in Paragraph 15, was granted to each Non-Employee Director who was a member of the Board on March 16, 2000, the day following the initial adoption of the Plan by the Board.

                 5.2 Annual Option Grants. Each person who is or becomes a Non-Employee Director on the date of an annual meeting of the Company’s stockholders and whose service will continue after such meeting shall be granted an Option to purchase a number of shares of Common Stock. The number of shares covered by the Option will be equal to the quotient of an amount determined by the Company’s Executive Committee divided by the average closing price of the Common Stock for the five trading days immediately preceding the date of such meeting, subject to adjustment as provided in Paragraph 15, effective as of the date of such meeting.

                 5.3 Election to Receive Option Grant in Lieu of Annual Cash Retainer. A Non-Employee Director may elect to receive the grant of an Option in lieu of the payment of up to one-half of the annual cash retainer to be paid by the Company for services rendered. The Option granted shall be for a number of shares of Common Stock having a fair market value as of the date of grant equal to three (3) times the amount of annual cash retainer being exchanged for the Option; an election under this Paragraph 5.3 shall be deemed reduced to the extent necessary to ensure that the Option is granted for a number of whole shares only. The Board shall have the right to reasonably revise this 3:1 exchange ratio from time to time. An election made by a Non-Employee Director pursuant to this Paragraph 5.3 must be made prior to the date on which the cash retainer would otherwise have been payable by the Company.

        6. Option Price. Subject to Paragraph 15, the option price of each share of Common Stock purchasable under any Option granted under the Plan shall equal the fair market value of such share of Common Stock on the date of grant of the Option.

                 For purposes of this Plan, the “fair market value” of the Common Stock on any date means (i) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales price reported for composite transactions in exchange or quotation system listed securities on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a national securities exchange or quotation system, by such other method as the Board determines in good faith to be reasonable.

        7. Exercisability and Duration of Options.

                 7.1  All Options granted under the Plan shall:

                      (a) be nonqualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"),

                      (b) terminate and expire ten (10) years after the date granted, subject to earlier termination as provided in Paragraphs 7.2, 7.3 and 7.4,

                      (c) not be exercised for a period of six (6) months from the date of grant subject to Paragraphs 5.1 and 14, and

                      (d) be exercisable in the manner provided in Paragraph 8.

                 7.2 Termination of Service. Subject to Paragraphs 7.3 and 7.4, if a person shall cease to be a Non-Employee Director for any reason while holding an unexercised Option that has not expired, such person, or in the case of his or her death or adjudication of incompetency, his or her executors, administrators, distributees, guardian or legal representative, as the case may be, may, at any time until the earlier to occur of the (y) third anniversary of the date of cessation and (z) the tenth anniversary of the date of grant, exercise the Option with respect to any shares of Common Stock as to which it is exercisable on the date the person ceased to be a Non-Employee Director. To the extent that Options granted hereunder were not exercisable on the date the person ceased to be a Non-Employee Director, such Options shall terminate.

                 7.3 Participation in a Competing Business. If a person shall cease to be a Non-Employee Director for any reason while holding an Option that has not expired and has not been fully exercised, such Option will terminate immediately if and at such time as such person, acting alone or with others, directly or indirectly, shall engage, either as employee, employer, independent contractor, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless such person’s interest is insubstantial, in any business in an area or region in which the Company or any subsidiary or affiliate conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or any subsidiary or affiliate. The Board shall, in its discretion, determine which lines of business the Company or any subsidiary or affiliate conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company or any subsidiary or affiliate. For purposes of this Paragraph 7.3, a person’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than three percent of the outstanding class of stock, and a person’s interest as an owner, investor or partner is insubstantial if it represents ownership, as determined by the Board in its discretion, of less than three percent of the outstanding equity of the entity.

                 7.4 Termination of Service with Cause. In the event such person shall cease to be a Non-Employee Director for Cause while holding an Option that has not expired and has not been fully exercised, such Option shall terminate immediately. Cause means (A) the Non-Employee Director is charged with a felony or commission of any act, which would rise to the level of a felony, (B) the Non-Employee Director is charged with the commission of a lesser crime or offense that adversely impacts on the business or reputation of the Company, (C) the Non-Employee Director is charged with the commission of a dishonest or wrongful act involving fraud, misrepresentation or moral turpitude causing damage or potential damage to the Company or (D) the Non-Employee Director commits a breach of fiduciary duty.

        8.Exercise of Options. Options granted under the Plan shall be exercised by the Non-Employee Director (or by his or her executors, administrators, distributees, guardian or legal representative as provided in Paragraph 7.2) as to all or part of the shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of shares to be purchased, accompanied by payment of the full exercise price for the shares being purchased. Payment of such exercise price shall be made (a) by check payable to the Company, (b) with the consent of the Board, by delivery of shares of Common Stock already owned by the Non-Employee Director for at least six months (which may include shares received at least six months earlier as the result of a prior exercise of an Option) having a fair market value (determined as of the date such Option is exercised) equal to all or part of the aggregate exercise price, (c) in accordance with a “cashless exercise” program established by the Board in its sole discretion under which if so instructed by the Non-Employee Director, shares may be issued directly to the Non-Employee Director’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, (d)  by any combination of (a), (b), or (c) above, or (e) by other means that the Board deems appropriate. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Board may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Board may from time to time prescribe. The date of exercise shall be the date of the Company’s receipt of such notice and payment. The Company shall effect the transfer of the shares so purchased to the Non-Employee Director (or such other person exercising the Option pursuant to Paragraph 7.2) as soon as practicable. No Non-Employee Director or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option granted under the Plan until due exercise and full payment has been made as provided above. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment except as provided under Paragraph 15. In no event may any Option granted hereunder be exercised for a fraction of a share.

         9. Non-Transferability of Options. Except as provided herein, no Option granted under the Plan or any right evidenced thereby shall be transferable by the Non-Employee Director other than by will or by the laws of descent and distribution, and an Option may be exercised, during the lifetime of a Non-Employee Director, only by such Non-Employee Director. Notwithstanding the preceding sentence, the Non-Employee Directors with the approval of the Committee, may transfer his or her Options for no consideration to or for the benefit of the Non-Employee Director’s spouse, parents, children (including stepchildren or adoptive children), grandchildren, or siblings, or to a trust for the benefit of any of such persons.

        10. Deferral of Options. Subject to rules prescribed by the Board, a Non-Employee Director may elect to defer receipt of shares of Common Stock which would otherwise be received upon exercise of an Option. Such an election must be made at least six months prior to the exercise of the Option and must be irrevocable.

        11. Restricted Stock Units.

                 11.1 In General. Each person who is or becomes a Non-Employee Director on the date of an annual meeting of the Company’s stockholders and whose service will continue after such meeting shall be granted the number of Units equal to the quotient of an amount determined by the Company’s Executive Committee divided by the average closing price of the Common Stock for the five trading days immediately preceding the date of such meeting, subject to adjustment as provided in Paragraph 15, effective as of the date of such meeting. Each Award shall be evidenced by an Agreement which shall set forth the terms and conditions of such Award, including without limitation, the date or dates upon which such Award shall vest and the circumstances (including, without limitation, Termination of Service, as described in Paragraph 11.4) under which such Award shall not vest. The Award shall also be subject to such other terms and conditions not inconsistent herewith as the Board shall determine and prescribe in the applicable Agreement.

                 11.2 Nature of Restricted Stock Units; Accounts. Each Unit represents a right to receive one share of Common Stock at settlement upon vesting of the Unit, subject to a risk of cancellation and to the other terms and conditions set forth in the Plan and the Agreement. The Board shall establish and maintain an account for each Non-Employee Director to record Units granted to him or her and transactions and events affecting such Units. Units and other items reflected in the account will represent only bookkeeping entries and shall evidence unfunded obligations of the Company.

                 11.3 Vesting and Settlement Date. Except as otherwise provided in Paragraph 11.4 or Paragraph 14, outstanding Units will vest and will be automatically settled on the date six months after the date of grant of the Unit.

                 11.4 Termination of Service. If a person shall cease to be a Non-Employee Director for any reason (other than disability or death) while holding an unvested Unit, such Unit shall not vest and shall be immediately cancelled for no value. If a person shall die or become disabled while a Non-Employee Director, any unvested Units shall immediately vest, and shall be settled as of the date of his or her termination of service as a Non-Employee Director. For purposes of this Paragraph 11.4, a Non-Employee Director shall be considered to be disabled if he or she is unable to perform the duties of a director due to a medically-determinable physical or mental impairment, as determined by the Board on the basis of such evidence, including independent medical reports, as it deems necessary.

                 11.5 Dividend Equivalents. Units granted to a Non-Employee Director shall be credited with dividend equivalents as provided in this Paragraph 11.5. Additional Units resulting from dividend equivalents shall be subject to the same terms and conditions as the underlying Units, as set forth in the Agreement evidencing the Award.

                      (i) Cash Dividends. If the Company declares and pays a cash dividend on Common Stock, then a number of additional Units shall be credited to the Non-Employee Director as of the payment date for such dividend equal to (A) the number of non-vested Units credited to the Non-Employee Director as of the record date for such dividend, multiplied by (B) the amount of cash actually paid as a dividend on each share at such payment date, divided by (C) the fair market value of a share of Common Stock at the ex-dividend date.

                      (ii) Non-Stock Dividends. If the Company declares and pays a dividend on Common Stock in the form of property other than shares of Common Stock, then a number of additional Units shall be credited to the Non-Employee Director as of the payment date for such dividend equal to (A) the number of Units credited to the Non-Employee Director as of the record date for such dividend, multiplied by (B) the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (C) the fair market value of a share of Common Stock at the ex-dividend date.

                      (iii) Modifications to Dividend Equivalents Policy. Other provisions of this Paragraph 11.5 notwithstanding, the Board may modify the manner of payment or crediting of dividend equivalents hereunder for administrative convenience or for any other reason.

                 11.6 Restriction on Transferability. A Non-Employee Director shall not be permitted to sell, transfer, pledge, or otherwise encumber the Units granted to him or her, or the shares that are scheduled to be issued in settlement of such Units prior to issuance of such shares.

                 11.7 Delivery of Shares in Settlement of Restricted Stock Units; Fractional Shares. The Company shall make delivery of shares hereunder in settlement of Units by either delivering one or more certificates representing such shares to the Non-Employee Director, registered in the name of the Non-Employee Director (and any joint name, if so directed by the Non-Employee Director), or by depositing such shares into an account maintained for the Non-Employee Director (or of which the Non-Employee Director is a joint owner, with the consent of the Non-Employee Director) by a broker-dealer affiliated with the Company. If the Company settles Units by making a deposit of shares into such an account, the Company may settle any fractional Unit by means of such deposit. In other circumstances, the Company shall instead pay cash in lieu of fractional shares, on such basis as the Board may determine. In no event will the Company in fact issue fractional shares. The Board shall determine whether, prior to settlement, Units will be reflected as whole Units only or include fractional Units and related terms.

        12. Election to Receive Common Stock in Lieu of Annual Cash Retainer. In addition to the election described in Paragraph 5.3, a Non-Employee Director may elect to receive shares of Common Stock in lieu of the payment of a portion of the annual cash retainer to be paid by the Company for services rendered. Such an election may be made with respect to up to one half of the annual cash retainer to which the Non-Employee Director is entitled, reduced by the amount (if any) with respect to which an election described in Paragraph 5.3 has been made. A Non-Employee Director making this election will receive a number of shares of Common Stock having a fair market value as of the date of grant equal to the amount of annual cash retainer being exchanged for the shares. An election under this Paragraph 12 shall be deemed reduced to the extent necessary to prevent the issuance of fractional shares. An election made by a Non-Employee Director pursuant to this Paragraph 12 must be made prior to the date on which the cash retainer would otherwise have been payable by the Company.

        13.Restrictions on Delivery and Sale of Shares. Each Award granted under the Plan is subject to the condition that if at any time the Board, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law or compliance with another legal obligation is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to the Award may be withheld unless and until such listing, registration, qualification or compliance, shall have been effected. The Board may require, as a condition of issuance of shares upon the exercise of any Option or the vesting of any Unit that the Non-Employee Director represent, in writing, that the shares received are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such requirement under the Securities Act of 1933. The Board may require that the sale or other disposition of any shares acquired upon exercise of an Option hereunder shall be subject to a right of first refusal in favor of the Company, which right shall permit the Company to repurchase such shares from the Non-Employee Director or his or her representative prior to their sale or other disposition at their then current fair market value in accordance with such terms and conditions as shall be specified in the Agreement evidencing the grant of the Option. The Company may endorse on certificates representing shares issued upon the exercise of an Option or the vesting of any Unit such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        14. Change in Control.

        (a) In the event of a Change in Control of the Company, as defined below, the Board may, in its sole discretion, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Non-Employee Directors:

                      (i) accelerate the vesting or exercisability of any Award;

                      (ii) offer to purchase any outstanding Options or Units from the holder for their equivalent cash value, as determined by the Board, as of the date of the Change in Control; or

                      (iii) make adjustments or modifications to outstanding Awards as the Board deems appropriate to maintain and protect the rights and interests of the Non-Employee Directors following such Change in Control.

        Any such action approved by the Board shall be conclusive and binding on the Company, its subsidiaries and all Non-Employee Directors.

        (b) To the extent not otherwise defined in this Plan, the following terms used in this Paragraph 14 shall have the following meanings:

        “Associate” of a Person means (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

        “Beneficial Owner” has the meaning ascribed thereto in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except that, in any case, a Person shall be deemed the Beneficial Owner of any securities owned, directly or indirectly, by the Associates of such Person.

        “Change in Control” means (a) a majority of the Board of Directors ceases to consist of Continuing Directors; (b) any Person becomes the Beneficial Owner of 25% or more of the outstanding voting power of the Company unless such acquisition is approved by a majority of the Continuing Directors; (c) the stockholders of the Company approve an agreement to merge or consolidate into any other entity, unless such merger or consolidation is approved by a majority of the Continuing Directors; or (d) the stockholders of the Company approve an agreement to dispose of all or substantially all of the assets of the Company, unless such disposition is approved by a majority of the Continuing Directors.

        “Continuing Director” means any member of the Board of Directors who is a member on the effective date of the Plan as set forth in Paragraph 18 or who is first elected to the Board of Directors after such date upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.

        “Person” means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.

        15. Adjustments Upon Changes in Capitalization, etc. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or other property), Common Stock dividend, forward or reverse split, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of an Award holder’s rights under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares reserved and available for issuance under Paragraph 3, (ii) the number of shares subject to Options initially granted under Paragraph 5.1 and the kind of shares granted under Paragraph 5, (iii) the number and kind of shares deliverable upon exercise of outstanding Options, and the exercise price per share thereof (provided that no fractional shares will be delivered upon exercise of any Option), (iv) the number and kind of shares deliverable upon vesting of outstanding Units, (v) the number and kind of shares deliverable in lieu of annual cash retainers pursuant to Paragraph 12, and (vi) the fair market value of shares determined under Paragraph 6.

        16.Expiration and Termination of the Plan.

                 16.1 General. The Plan shall expire at such time as no shares remain available for grant of Awards and no Awards remain outstanding (the “Expiration Date”). Outstanding Awards shall remain in effect until they have been exercised, become vested, or have terminated or expired. The Plan may be terminated, modified or amended by the Board of Directors at any time on or prior to the Expiration Date; provided, however, that the approval of the Company’s stockholders will be required for any amendment to the extent required under any law or regulation; and provided further, that any amendments that materially impair the rights of a holder of an outstanding Award shall be effective as to such Award only if consented to by such holder.

                 16.2 Modifications. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after grant, unless the same is consistent with the provisions of the Plan. In addition, the option price of an Option may not be changed after grant, other than in the case of an adjustment described in Paragraph 15.

        17. Miscellaneous Provisions of the Plan. The following are miscellaneous provisions of the Plan:

                 17.1 Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

                 17.2 The expenses of the Plan shall be borne by the Company.

                 17.3 If an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Non-Employee Director or by the guardian or legal representative of a Non-Employee Director, or if a Unit vests by reason of the death or disability of the Non-Employee Director, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option, or receiving the Common Stock, are the duly appointed legal representatives of the Non-Employee Director or of the deceased Non-Employee Director’s estate or the proper legatees or distributees of such estate.

        18. Effective Date of Plan. The Non-Employee Directors’ Stock Option Plan became effective on March 15, 2000; this amended and restated Plan shall become effective on January 8, 2002, the date of its adoption by the Board of Directors, subject, however, to the approval of the amended and restated Plan by the Company’s stockholders.

        19. Governing Law. The Plan shall be governed by the laws of the State of New York, without reference to the principles of conflicts of law.